UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following post may appear on social media channels.

POST: To grow and prosper, India needs accessible, affordable and scalable energy solutions. The pathway to a lower-carbon future envisions “energy for all” and a thriving industry. Today, India is on track to meet its Paris commitments. More natural gas and renewables can continue to improve the emissions story. At @ExxonMobil, we are focused on finding the energy solutions that matter to India’s future.

For Important Information regarding Proxy Solicitation: [include hyperlink to full proxy legend]

Low-carbon energy: the next strategic pillar in U.S.-India partnership

Dr. Mukesh Aghi, President and CEO, U.S.-India Strategic Partnership Forum

America’s relationship with India continues to ascend in the Biden administration. The productive engagement by Prime Minister Modi and President Biden at the first Quad Summit was followed by a successful visit by U.S. Secretary of Defense Lloyd Austin III to India. Even as White House occupants change and new priorities emerge, the U.S.-India relationship, built on common interests, shared values and widespread linkages, continues to deepen and broaden to new areas of cooperation.

This week Special Presidential Envoy for Climate John Kerry will meet with senior officials in New Delhi prior to President Biden’s Leaders Summit on Climate, which Prime Minister Modi and 39 other leaders will attend. Since Mr. Kerry’s last official visit to India as Secretary of State in 2016, India has worked hard to achieve its Paris climate commitments. It is on track to decrease the carbon intensity of its economy by 33-35 percent from 2005 levels to 2030 through adoption of renewables and natural gas, forest restoration and conservation and incentives to encourage the sale of electric vehicles, among other efforts. India’s energy consumption per capita is only a third of the global average, but as it approaches a $5 trillion economy, rising energy usage will drive up emissions unless more aggressive abatement measures are implemented.

India must provide low-cost energy access to millions to break the cycle of poverty and support long-term growth. If Washington accepts this imperative, low-carbon energy can be the next strategic pillar in the U.S.-India partnership. India’s energy choices must be affordable and accessible so more Indians can benefit. They must also be sustainable to protect India’s environment and the planet and scalable to meet the rising needs of 1.5 billion Indians by 2030. Achieving these conditions will require international dialogue, government support and active industry involvement. Three opportunities are particularly promising:

•	continuing the impressive deployment of renewables;

•	increasing natural gas usage, which is 60% cleaner than coal; and

•	introducing new technologies to develop India’s own sources of oil and gas and then to abate their emissions.

India has made major strides in deploying renewables, with 136 GW of installed renewables capacity now representing 38 percent its installed electricity generation. India intends to expand its renewable energy capacity to 450 GW by 2030. Launched in 2009, the U.S.-India Partnership to Advance Clean Energy (PACE) was expanded by Prime Minister Modi and former President Barack Obama and will become a cornerstone of the strategic energy partnership between Minister of Petroleum and Natural Gas Dharmendra Pradhan and U.S. Energy Secretary Jennifer Granholm.

Recognizing the value of natural gas in Indian homes, transportation and industry, and its potential to supplant coal in power production, Prime Minister Modi has committed to nearly triple India’s use of natural gas by 2030. The United States enables India’s quest for cleaner energy with supplies of liquefied natural gas (LNG) that have climbed from zero in 2015 to more than 124,000 million cubic feet last year. And under the auspices of the U.S.-India Gas Task Force, American and Indian companies are innovating to get cleaner burning fuel to otherwise stranded Indian businesses. For example, ExxonMobil is partnering with Indian Oil Corporation and Chart Industries to create virtual pipelines to deliver LNG on intermodal containers by road, rail and waterways not connected by physical pipelines to demand centers that otherwise must rely on more costly energy sources with higher emissions. The result will be more Indian manufacturing, more Indian jobs and lower Indian emissions.

The United States also can supply advanced technology to help meet India’s dual challenge of obtaining more affordable and reliable energy while reducing environmental impacts. India now relies heavily on crude imports that drain foreign currency reserves and create security vulnerabilities. But India may have abundant oil and gas reserves in its vast maritime territory. With governmental support, India should be able to attract international companies with proven expertise in deep-sea and ultra-deep-sea exploration. American firms also can help India implement carbon capture and storage (CCS), the process of capturing CO2 that would otherwise be released into the atmosphere and injecting it into deep geologic formations for safe and secure storage. CCS is a promising way to abate emissions in industrial sectors such as chemicals, cement and steel. Hydrogen is another option to reduce emissions in hard-to-mitigate industrial and transportation applications. Hydrogen is a versatile fuel that can be made from renewables, gas and coal.

In each of these areas, U.S. companies will be essential to drive the U.S.-India partnership to new heights. By making low-carbon energy a strategic pillar of the bilateral relationship, India and the United States can transform their common challenges into shared opportunities.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.